Exhibit 23.1





                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of PHC, Inc. (the "Company") of our report dated August 31, 2001 on the consolidated financial statements of the Company for the year ended June 30, 2001 appearing in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2001.



BDO Siedman, LLP
Boston, Massachusetts
January 22, 2002